     As filed with the Securities and Exchange Commission on March 4, 1999
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                --------------
         AMERITECH CORPORATION                    AMERITECH CAPITAL
                                                 FUNDING CORPORATION
           (Exact name of registrants as specified in their charters)
               Delaware                               Delaware
    (State or other Jurisdiction of        (State or other Jurisdiction of
    Incorporation or Organization)         Incorporation or Organization)
              36-3251481                             36-3675771
 (I.R.S. Employer Identification No.)   (I.R.S. Employer Identification No.)
                                                  Richard W. Pehlke
                                            Vice President and Treasurer
         30 South Wacker Drive                  Ameritech Corporation
        Chicago, Illinois 60606                 30 South Wacker Drive
            (800) 257-0902                     Chicago, Illinois 60606
   (Address, including zip code, and               (800) 257-0902
      telephone number, including        (Name, address, including zip code,
    area code, of both registrants'                      and
     principal executive offices)      telephone number, including area code,
                                            of agent for service for both
                                                    registrants)
                                --------------
                                   Copies to:
      Kelly R. Welsh           Susan E. Cremin            Edward S. Best
 Executive Vice President      Winston & Strawn        Mayer, Brown & Platt
   and General Counsel       35 West Wacker Drive    190 South LaSalle Street
  Ameritech Corporation    Chicago, Illinois 60601   Chicago, Illinois 60603
  30 South Wacker Drive
 Chicago, Illinois 60606

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                                       Proposed
                                                        Proposed       maximum
                                                        maximum       aggregate
     Title of each class of         Amount to be     offering price    offering       Amount of
   securities to be registered       registered       per unit(1)      price(1)    registration fee
---------------------------------------------------------------------------------------------------
Debt Securities--to be issued by
 Ameritech Capital Funding Cor-
 poration.......................   $1,000,000,000(2)      100%      $1,000,000,000   $278,000(3)
Guarantees of the Debt Securi-
 ties by Ameritech Corporation..

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) The aggregate principal amount of the Debt Securities to be issued may be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by Ameritech Capital Funding Corporation shall be equal to the above amount to be registered.
    Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from Ameritech Capital Funding Corporation.
(3) Under Rule 457(n), no fee is payable with respect to the Guarantees.
  Under Rule 429 under the Securities Act of 1933, the Prospectus and
Prospectus Supplement constituting a part of this Registration Statement also relate to $250,000,000 principal amount of Ameritech Capital Funding Corporation's Debt Securities and the related Guarantees of such Debt
Securities by Ameritech Corporation registered by the Registrants under the Securities Act of 1933 in Registration Statement No. 333-43179. Registration fees totalling $73,750 have previously been paid under Registration Statement No. 333-43179 in connection with these Debt Securities and Guarantees.
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Subject to Completion--dated March 4, 1999

                     Ameritech Capital Funding Corporation

                                Debt Securities

                         Unconditionally Guaranteed by

                             Ameritech Corporation

                               ----------------

  Ameritech Capital Funding Corporation from time to time may offer its unsecured debt securities in separate series in an aggregate principal amount of up to U.S. $1,250,000,000, or the equivalent in one or more other currencies or currency units. The actual amounts, prices and terms of each series of debt securities offered will be determined at the time of sale. Ameritech Corporation will unconditionally guarantee the payment of principal of, any premium, and interest on all debt securities issued by Ameritech Capital.

  This prospectus may not be used to sell the debt securities unless accompanied by a prospectus supplement setting forth the specific terms of any debt securities offered and the terms of offering of such securities.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ----------------

               The date of this prospectus is            , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   Prospectus
About This Prospectus......................................................   1
Where You Can Find More Information........................................   1
Incorporation of Certain Documents by Reference............................   1
Ameritech..................................................................   2
Ameritech Capital..........................................................   2
Ratios of Earnings to Fixed Charges of Ameritech...........................   2
Use of Proceeds............................................................   3
Description of Debt Securities and
 Guarantees................................................................   3
Plan of Distribution.......................................................  15
Experts....................................................................  16
Legal Opinions.............................................................  16

                               ----------------

  You should rely only on the information to which we have referred you or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               ----------------

                             About This Prospectus

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total principal amount or initial purchase price of $1,250,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplements together with the information described under the heading "Where You Can Find More Information". You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                      Where You Can Find More Information

  Ameritech Corporation ("Ameritech") files annual, quarterly and special reports, proxy statements and other information with the SEC. Ameritech's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Ameritech files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  Ameritech's reports, proxy statements and other information may also be inspected at the offices of the New York, Boston, Chicago, Philadelphia and Pacific Stock Exchanges, the exchanges on which certain of Ameritech's securities are listed.

  The SEC has indicated to Ameritech Capital Funding Corporation ("Ameritech Capital") that, in connection with the issuance of the debt securities, it will not raise any objection if Ameritech Capital does not file periodic reports with the SEC. Ameritech Capital will therefore not file such periodic reports.

                Incorporation of Certain Documents by Reference

  The SEC allows us to "incorporate by reference" certain information that Ameritech files with the SEC, which means that we can disclose important information to you by referring you to information in those documents. The information incorporated by reference is an important part of this prospectus. Information which Ameritech files later with the SEC (File No. 1-8612) will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by Ameritech with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities that we have registered.

  . Ameritech's Annual Report on Form 10-K for the fiscal year ended December
    31, 1997, as amended by Amendment No. 1 and Amendment No. 2, each on Form 10-K/A;

  . Ameritech's Quarterly Report on Form 10-Q for the quarters ended March
    31, 1998, June 30, 1998 and September 30, 1998; and

  . Ameritech's Current Reports on Form 8-K dated January 13, 1998, April 14,
    1998, May 11, 1998, July 17, 1998, October 15, 1998, January 21, 1999 and
    February 18, 1999.

  You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Director, Investor Relations, Ameritech Corporation, 30 South Wacker Drive, 35th Floor, Chicago, Illinois 60606, telephone (800) 257-0902.

                                   Ameritech

  Ameritech provides a wide range of communications services, including local and long distance telephone, cellular, paging, security monitoring, cable TV, Internet access and directory publishing services. Our Internet site (www.ameritech.com) offers extensive information about our company and industry. Ameritech, a holding company incorporated in Delaware in 1983, has its principal executive offices at 30 South Wacker Drive, Chicago, Illinois 60606 (telephone number (800) 257-0902).

  In May 1998, Ameritech announced with SBC Communications Inc. a definitive agreement to merge an SBC subsidiary with Ameritech in a transaction in which each share of Ameritech common stock (other than shares owned by Ameritech, SBC or their respective subsidiaries) will be converted into and exchanged for
1.316 shares of SBC common stock. After the merger, Ameritech will be a wholly owned subsidiary of SBC. The transaction was approved by the board of directors and shareowners of each company and is intended to be accounted for as a pooling of interests and to be a tax-free reorganization. The merger is subject to the satisfaction of certain conditions and regulatory approvals. SBC and Ameritech filed a Joint Proxy Statement/Prospectus dated October 15, 1998 with the SEC which sets forth additional information about the merger. SBC's annual, quarterly and special reports, proxy statements and other information are available through the SEC and the New York, Pacific and Chicago Stock Exchanges.


                               Ameritech Capital

  Ameritech Capital was established to provide financing to Ameritech and to the subsidiaries of Ameritech. Ameritech Capital may raise funds through the offering of debt securities in the United States, Europe, and other overseas markets and will lend the net proceeds to Ameritech or one or more subsidiaries of Ameritech. Ameritech Capital does not and will not engage in any separate business activities. All of the debt securities offered by Ameritech Capital will be unconditionally guaranteed by Ameritech.

  Ameritech Capital was incorporated in Delaware in May 1989, and is a wholly owned subsidiary of Ameritech. The principal executive offices of Ameritech Capital are located at 30 South Wacker Drive, Chicago, Illinois 60606 (telephone number (800) 257-0902).

                Ratio of Earnings to Fixed Charges of Ameritech

  The following table sets forth the ratio of earnings to fixed charges of Ameritech for the periods indicated.

                            Year Ended December 31,
      -------------------------------------------------------------------------------------------------------
      1998              1997                       1996                       1995                       1994
      ----              ----                       ----                       ----                       ----
      8.05              6.74                       6.14                       6.45                       4.40

  The earnings to fixed charges ratio is frequently used by investors to measure our ability to pay interest when due. The higher the ratio, the more likely an issuer has the ability to pay interest. The ratio is historical however and not necessarily a forecast of the future. The ratio is calculated as follows: Earnings are those calculated in accordance with generally accepted accounting principles, but before interest, income taxes and preferred dividends of our subsidiaries and then modified for certain adjustments. Such adjustments have not been material to our ratio. Fixed charges represent all interest costs, preferred dividends paid on securities issued by our subsidiaries and certain other financing charges. The ratio is then computed by dividing this definition of earnings by fixed charges. While there is no minimum standard for the ratio, the SEC requires additional explanatory disclosure when the ratio is negative or less than one. Our calculation for each period presented above is contained in our Form 10-Ks or, in the case of 1998, in our Form 8-K filed on February 18, 1999.

  The ratio of earnings to fixed charges for 1998 reflects several one-time items, the most significant of which was a pretax gain of $1.543 billion from the sale of substantially all of our shares in Telecom Corporation of New Zealand Limited (TCNZ). The ratio in 1995 reflects a pretax credit of $134 million, and the ratio in 1994 reflects a pretax charge of $728 million, both relating to a non-management work force restructuring program.

                                Use of Proceeds

  Ameritech Capital will use the net proceeds from the sale of the debt securities to provide funds for Ameritech and its subsidiaries.

  Ameritech Capital will invest in or loan to Ameritech or one or more of the subsidiaries of Ameritech at least 85% of the cash raised by Ameritech Capital from the debt securities as soon as practicable after receipt, but in no event later than six months after Ameritech Capital receives such cash. In the meantime, Ameritech Capital will invest any funds held by it only in securities permitted by Rule 3a-5(a)(6) under the Investment Company Act of 1940, as amended.

                 Description of Debt Securities and Guarantees

  We provide information to you about the debt securities and guarantees in two separate documents that progressively provide more detail:

  . This prospectus provides general information that may or may not apply to each series of debt securities.

  . The prospectus supplement provides final details about a specific series of debt securities. To the extent information in a prospectus supplement differs from information in this prospectus, you should rely on the information in the prospectus supplement.

  The debt securities will be issued under an Indenture dated as of October 1, 1997 (we refer to the Indenture, as supplemented from time to time, as the "Indenture"), among Ameritech, Ameritech Capital and Bank One, NA (successor to Harris Trust and Savings Bank), as trustee (the "Trustee"). A copy of the Indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement.

  The following summaries of certain provisions of the debt securities, the guarantees and the Indenture are not complete and are subject to the detailed provisions of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, such provisions or defined terms are incorporated by reference in this prospectus. Certain capitalized terms which are used, but not defined, in this section are used as defined in the Indenture. You should read the Indenture for a more complete understanding of the terms described below. All section references used in this section refer to sections of the Indenture.

General

  The Indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued from time to time in one or more series. (Section 301) The Indenture does not limit the amount of other indebtedness or securities which may be issued by Ameritech Capital.

  Each series of debt securities will be unsecured and unsubordinated indebtedness of Ameritech Capital, will rank equally with Ameritech Capital's other unsecured and unsubordinated indebtedness and will have the benefit of the guarantees described below.

  The Indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

  You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms:

  . the title of the debt securities or the particular series;

  . any limit on the aggregate principal amount of the debt securities;

  . whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

  . the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued;

  . the date or dates on which the debt securities will mature;

  . the rate or rates per annum, or the formula by which such rate or rates shall be determined, at which the debt securities will bear interest, if any, and the dates from which any such interest will accrue;

  . the interest payment dates on which any interest on the debt securities will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a security issued in global form on an interest payment date will be paid if other than in the manner described below under the heading "Global Securities";

  . any mandatory or optional sinking fund or similar provisions;

  . each office or agency where, subject to the terms of the Indenture as described below under the heading "Payments and Paying Agents", the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under the heading "Denominations, Registration and Transfer", the debt securities may be presented for registration of transfer or exchange;

  . the date, if any, after which and the price or prices at which the debt securities may, under any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

  . the date, if any, after which and the price or prices at which the debt securities will be repayable at the option of the holder thereof prior to maturity;

  . the denominations in which any debt securities which are registered securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denominations in which any debt securities which are bearer securities will be issuable, if other than denominations of U.S. $5,000;

  . the currency or currencies of payment of principal of and any premium and interest on the debt securities;

  . any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

  . any additional covenants applicable to the debt securities;

  . any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the Indenture; and

  . any prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities. (Section 301)

  If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the prospectus supplement will state the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units.

  Some of the debt securities may be issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. The prospectus supplement will set forth the federal income tax considerations and other special considerations applicable to original issue discount securities.

Guarantees

  Ameritech will unconditionally guarantee all payments with respect to the debt securities. (Sections 311 and 312) The guarantees will rank equally with all other unsecured and unsubordinated obligations of Ameritech. Since Ameritech is a holding company, the right of Ameritech and, hence, the right of creditors of Ameritech (including the holders of the debt securities) to participate in any distribution of the assets of any subsidiary of Ameritech, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of each such subsidiary, except to the extent that claims of Ameritech itself as a creditor of a subsidiary may be allowed. The right of creditors of Ameritech (including the holders of the debt securities) to participate in the distribution of the stock owned by Ameritech in certain subsidiaries of Ameritech, including Ameritech's five domestic landline communications subsidiaries, may also be subject to approval by certain state and federal regulatory authorities having jurisdiction over such subsidiaries.

Denominations, Registration and Transfer

  We may issue debt securities as registered securities, bearer securities or both. We may also issue debt securities in the form of one or more global securities, as described below under "Global Securities". Unless we tell you otherwise in the prospectus supplement, we will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or any integral multiple thereof and bearer securities denominated in U.S. dollars will be issued only in the denomination of $5,000 with coupons attached. We will issue a global security in a denomination equal to the aggregate principal amount of outstanding debt securities represented by such global security. We will specify in the prospectus supplement relating to debt securities denominated in a foreign or composite currency the denominations thereof. (Sections 201, 203, 301 and 302)

  In connection with its original issuance, we will not offer, sell, resell or otherwise deliver bearer securities to any location in the United States (or its possessions) or to a United States person (each as defined in the Code and the regulations thereunder) except in certain narrow circumstances. (Sections 303 and 304) See "Global Securities" and "Limitations on Issuance of Bearer Securities" below.

  We will exchange registered securities of any series for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if we issue debt securities of any series as both registered securities and as bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, we will exchange bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless we tell you otherwise in the prospectus supplement, any bearer security surrendered in exchange for a registered security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Except as provided in the prospectus supplement, we will not issue bearer securities in exchange for registered securities. (Section 305)

  You may present debt securities for exchange as provided above. You may present registered securities (other than a global security) for registration of transfer (with the form of transfer duly executed), at the office of the Security Registrar designated by Ameritech Capital or at the office of any transfer agent designated by Ameritech Capital for such purpose with respect to any series of debt securities and referred to in the prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Security

Registrar or such transfer agent, as the case may be, will effect such transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. Ameritech Capital has initially appointed the Trustee as the Security Registrar under the Indenture. (Section 305) If the prospectus supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by Ameritech Capital with respect to any series of debt securities, Ameritech Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, Ameritech Capital will be required to maintain a transfer agent in each Place of Payment for such series. If debt securities of a series are issuable as bearer securities, Ameritech Capital will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Ameritech Capital may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

  In the event of any redemption in part, Ameritech Capital will not be required to:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (1) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption or (2) if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of that series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security is immediately surrendered for redemption. (Section 305)

Payments and Paying Agents

  Unless otherwise indicated in the prospectus supplement, we will pay principal and any premium and interest on registered securities (other than a global security) at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, we may make payment of any interest (1) by check mailed to the address of the payee entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by such payee as specified in the Security Register. (Sections 305, 307 and 1002) Unless otherwise indicated in the prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307)

  Unless otherwise indicated in the prospectus supplement, we will pay principal and any premium and interest on bearer securities (subject to applicable laws and regulations) at the offices of such Paying Agent or Paying Agents outside the United States as we may designate from time to time, except that, at our option, we may make payment of any interest by check or by wire transfer to an account maintained by the payee outside the United States (or its possessions). (Sections 307 and 1002) Unless otherwise indicated in the prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 1001) We will not make any payment with respect to any bearer security at any office or agency of Ameritech Capital in the United States (or its possessions) or by check mailed to any address in the United States (or its possessions) or by transfer to an account maintained in the United States (or its possessions). We will not make any payments in respect of bearer securities or coupons appertaining thereto upon presentation to Ameritech Capital or its Paying Agents within the United States (or its possessions) or any other demand for payment to Ameritech Capital or its Paying Agents within the United States (or its possessions). Notwithstanding the foregoing, we will pay principal and any premium and interest on bearer securities denominated and payable in U.S. dollars at the office of Ameritech Capital's Paying Agent in the United States only if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States (or its possessions) is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in the prospectus supplement, the Trustee will serve as Paying Agent and the Corporate Trust Office of the Trustee will be designated as our Paying Agent office for payments with respect to debt securities which are issuable solely as registered securities. We will name any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by Ameritech Capital for the debt securities in the prospectus supplement. Ameritech Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if debt securities of a series are issuable only as registered securities, Ameritech Capital will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, Ameritech Capital will be required to maintain:

  . a Paying Agent in each Place of Payment for such series in the United
    States for payments with respect to any registered securities of such series (and for payments with respect to bearer securities of such series in the circumstances described above, but not otherwise);

  . a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the debt securities of such series are listed on The International Stock Exchange, the London or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, Ameritech Capital will maintain a Paying Agent in London or Luxembourg City or any other required city located outside the United States, as the case may be, for debt securities of such series; and

  . a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) registered securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon Ameritech Capital may be served. (Section 1002)

  All moneys we pay to a Paying Agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to us and thereafter the holder of such debt security or any coupon appertaining thereto will look only to us for payment thereof. (Section
1003)

Global Securities

  We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. (Section 305) Unless and until it is exchanged for debt securities in definitive form, you may not transfer a temporary global security in registered form except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 304)

  The prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities or any part thereof. Ameritech Capital anticipates that the following provisions will apply to all depositary arrangements relating to global securities.

  Upon the issuance of a global security, the depositary for such global security or its nominee will credit the accounts of persons holding a beneficial interest in such global security with the respective principal amounts of the debt securities represented by such global security. The underwriters or agents will designate such accounts with respect to such debt securities or we will designate such accounts if we offer and sell such debt securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such global security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a global security.

  So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the Indenture. (Section 308) Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payment of principal of and any premium and interest on debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither Ameritech Capital, Ameritech, the Trustee, any Paying Agent nor the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or receiving any records relating to such beneficial ownership interests.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, we expect that the depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security will be subject to restrictions discussed under "Limitations on Issuance of Bearer Securities" below.

  If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of such series in definitive form in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the registered securities of a series represented by a global security and, in such event, we will issue registered securities of such series in definitive form in exchange for the global security representing such series of registered securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us and the depository, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities of such series are issuable as registered securities). Debt securities of such series so issued in definitive form will be issued:

  . as registered securities in denominations, unless otherwise specified by Ameritech Capital, of U.S. $1,000 and integral multiples thereof if the debt securities of such series are issuable as registered securities;

  . as bearer securities in denominations, unless otherwise specified by Ameritech Capital, of U.S. $5,000 with coupons attached if the debt securities of such series are issuable as bearer securities; or

  . as either registered or bearer securities, if the debt securities of such series are issuable in either form. (Section 305)

See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a bearer security in definitive form in exchange for an interest in a global security.

Limitations on Issuance of Bearer Securities

  In order to avoid the disallowance under United States federal tax laws and regulations of the deduction for interest accrued by Ameritech Capital on securities:

  . bearer securities may not be offered, sold, resold or delivered in connection with their original issue in the United States (or its possessions) or to United States persons (each as defined in the Code and the regulations thereunder) other than (subject to certain certification requirements) to offices located outside of the United States of United States financial institutions which agree to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder; and

  . any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer any bearer securities for sale or resale in the United States (or its possessions) or to United States persons (other than the financial institutions described above) nor deliver bearer securities within the United States (or its possessions).

  Bearer securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on bearer securities and must treat any gain realized on the sale or other disposition (including the receipt of principal) of bearer securities as ordinary income.

  Other restrictions and additional tax considerations may apply to the issuance and holding of bearer securities. You should consult your tax advisor concerning any such tax restrictions.

Liens on Assets

  If, at any time, Ameritech Capital mortgages, pledges, or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, Ameritech Capital will secure the outstanding debt securities, and any other obligations of Ameritech Capital which may be then outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to:

  . the creation, extension, renewal or refunding of landlord's liens;

  . liens with respect to the sale or financing of accounts or chattel paper;

  . purchase-money mortgages or liens;

  . liens arising under the Code or liens with respect to taxes, assessments or other governmental charges or levies which may be owed by Ameritech Capital from time to time and which, if delinquent, are being contested in good faith; or

  . other liens to which any property or asset acquired by Ameritech Capital is subject as of the date of its acquisition by Ameritech Capital or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify Ameritech Capital to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it.

  Nothing contained in the Indenture prevents Ameritech or any Person other than Ameritech Capital from mortgaging, pledging, or subjecting to any lien any of its property or assets, whether or not acquired by such Person from Ameritech Capital. (Section 1006)

Restrictions on Mergers and Sales of Assets

  Neither Ameritech Capital nor Ameritech may consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither Ameritech Capital nor Ameritech may permit any Person to consolidate with or merge into Ameritech Capital or Ameritech or convey, transfer or lease its properties and assets substantially as an entirety to Ameritech Capital or Ameritech unless:

  . in the event Ameritech Capital or Ameritech consolidates with or merges into another Person, or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Ameritech Capital or Ameritech is merged or the Person to which the properties and assets of Ameritech Capital or Ameritech are transferred substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume the payment of the principal of, any premium, and any interest, on the debt securities and the performance of the other covenants of Ameritech Capital or Ameritech, as the case may be, under the Indenture;

  . after giving effect to such transaction, no Event of Default, or event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

  . if, as a result of such transaction, properties or assets of Ameritech
    Capital would become subject to a Mortgage not permitted by Section 1006 of the Indenture without equally and ratably securing the debt securities as provided therein (see "Liens on Assets" above), steps shall have been taken to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby pursuant to Section 1006 of the Indenture. (Section 801)

  The merger of a subsidiary of SBC with and into Ameritech will comply with the provisions of Section 801 of the Indenture.

Modification and Waiver

  We may modify or amend the Indenture, including the rights of holders of a series of outstanding debt securities, only with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. All holders of each outstanding debt security affected thereby must consent if we want to:

  . change the stated maturity date of the principal of, or any installment of principal or interest on, any such debt security;

  . reduce the principal amount of, premium, if any, or interest, if any, on any such debt security (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof);

  . change the Place of Payment where, or the coin or currency in which, any principal of, premium, if any, or interest, if any, on any such debt security is payable;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  . reduce the above-stated percentage of outstanding debt securities of any series the consent of the holders of which is necessary to modify or amend the Indenture;

  . modify the foregoing requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  . change the substantive provisions of the guarantees. (Section 902)

  The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive, insofar as such series is concerned, Ameritech Capital's compliance with certain restrictive provisions of the Indenture. (Section 1007) The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default under the Indenture with respect to such series, except a default in the payment of the principal, any premium or any interest on any debt security of such series or in respect of a provision under which the Indenture cannot be modified or amended without consent of the holder of each outstanding debt security of such series affected. (Section 513)

Events of Default

  The Indenture defines an Event of Default with respect to any series of debt securities as being any one of the following events:

  (1) default for 90 days in any payment of interest on such series;

  (2) default in any payment of principal of, or premium, if any, on such series when due;

  (3) default in the payment of any sinking fund installment with respect to such series when due;

  (4) default for 90 days after appropriate notice by the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities in performance of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of debt securities other than such series); or

  (5) certain events in bankruptcy, insolvency or reorganization with respect to either of Ameritech Capital or Ameritech.

  In case an Event of Default shall occur and be continuing with respect to any series of debt securities, the Trustee or the holders of not less than 25 percent in aggregate principal amount of the outstanding debt securities of such series may declare the principal of such series (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series) to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a failure to pay the principal of, premium, if any, or interest, if any, on such debt security. (Sections 501, 502 and 513)

  We are required to furnish the Trustee, not less often than annually, with a certificate as to our respective compliance with all conditions and covenants under the Indenture.

  You should read the prospectus supplement relating to each series of offered debt securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee may withhold notice to the holders of the debt securities of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of such series (except in the payment of principal of, premium, if any, or interest, if any, or any sinking fund installment) if it considers it in the interest of the holders of the debt securities to do so. (Section 602)

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the debt securities unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 601 and 603) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series. (Sections 512 and 603)

  No holder of any debt security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

  . such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of such series;

  . the holders of not less than 25 percent in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

  . the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

  However, the holder of any debt security will have an absolute right to receive payment of the principal of, any premium, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment. (Section 508)

Defeasance

  Defeasance and Discharge. If the terms of a series of debt securities so provide and Ameritech Capital deposits or causes to be deposited with the Trustee, as trust funds in trust for that purpose, money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge (1) the principal of, and premium, if any, and each installment of principal and any premium and any interest on the outstanding debt securities of such series on the Stated Maturity

Date of such principal or installment of principal or interest (or on the Redemption Date of the outstanding debt securities of such series if we elect to redeem such outstanding debt securities in accordance with Section 1102 of the Indenture), and (2) any mandatory (or, if applicable, optional) sinking fund payments applicable to the outstanding debt securities of such series on the day on which such payments are due and payable, then the Indenture will cease to be of further effect with respect to such series (except for certain obligations to compensate, reimburse and indemnify the Trustee, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust and to pay any tax indemnity), and Ameritech Capital will be deemed to have satisfied and discharged the Indenture with respect to such series. (Section 403) In the event of any such defeasance, holders of debt securities of such series would be able to look only to such trust fund for payment of principal of, any premium, and any interest on such debt securities.

  Under current United States federal income tax law, such defeasance will be treated as a modification of the related debt securities and, therefore, as an exchange. As a consequence, each holder of such debt securities will realize gain or loss equal to the difference between the holder's adjusted tax basis for the debt securities and the issue price of the deemed modified debt securities at the time of such modification. The holder will recognize this gain or loss except to the extent such exchange constitutes a tax-free recapitalization. To the extent attributable to accrued interest not yet recognized as gross income, such portion of the issue price of the deemed modified debt securities will be treated as payment of interest and will not be taken into account in determining such gain or loss. You are urged to consult your own tax advisor as to the specific consequences of such a defeasance.

  Defeasance of Certain Covenants and Certain Events of Default. If the terms of the debt securities of any series so provide, Ameritech Capital may omit to comply with certain restrictive covenants in Section 801 (Company and Guarantor May Consolidate, Etc., Only on Certain Terms), Section 1005 (Purchase of Securities by Company or Subsidiary) and Section 1006 (Lien on Assets), and Sections 501(d), 501(e) and 501(f) of the Indenture, as described in clauses
(4) and (5) under "Events of Default" above, shall not be deemed to be Events of Default under the Indenture with respect to such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay and discharge (1) the principal (and premium, if any) and each installment of principal, and premium, if any, and interest on the outstanding debt securities of such series on the Stated Maturity of such principal or installment of principal or interest (or on the Redemption Date of the outstanding debt securities of such series if Ameritech Capital has elected to redeem such outstanding debt securities in accordance with Section 1102 of the Indenture); and (2) any mandatory (or, if applicable, optional) sinking fund payments applicable to the outstanding debt securities of such series on the day on which such payments are due and payable. The obligations of Ameritech Capital under the Indenture and the debt securities other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. (Section 1008)

  In the event Ameritech Capital exercises its option to omit compliance with certain covenants of the Indenture with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default other than Events of Default described in clauses (4) and (5) under "Events of Default" above, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series on their Stated Maturity or Redemption Date, but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Ameritech Capital shall remain liable for such payments. (Section 1008)

  Limitation on Defeasance. To exercise either option referred to above under Defeasance and Discharge and Defeasance of Certain Covenants and Certain Events of Default, we are required to deliver to the Trustee an opinion of outside counsel (which opinion, in the case of the option referred to under Defeasance and Discharge above, is based on there having been, since the date of the Indenture, a change in the applicable United States federal income tax law (including a change in official interpretation thereof)), or a ruling from or published by the Internal Revenue Service, to the effect that the exercise of such option will not cause holders of debt securities to recognize income, gain or loss for United States federal income tax purposes, and that such holders of debt securities will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised.

  Substitution of Collateral. If the terms of a series of debt securities so provide, Ameritech Capital will be permitted at any time to withdraw any money or U.S. Government Obligations deposited pursuant to the foregoing defeasance provisions, provided that Ameritech Capital in substitution therefor simultaneously deposits money and/or U.S. Government Obligations which would then be sufficient to satisfy Ameritech Capital's payment obligations in respect of the debt securities in the manner contemplated by such defeasance provisions.

Notices

  Except as may otherwise be set forth in the prospectus supplement, we will give notices to holders of bearer securities by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such bearer securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg City or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Sections 101 and 106)

Title

  Title to any temporary global debt security, any permanent global debt security, any bearer securities and any coupons appertaining thereto will pass by delivery. Ameritech Capital, Ameritech, the Trustee and any agent of Ameritech Capital, Ameritech or the Trustee may treat the bearer of any bearer security, the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof (whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

  We will replace any mutilated security or a security with a mutilated coupon appertaining thereto at the expense of the holder upon surrender of such security to the Trustee. We will replace securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Ameritech Capital and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, we will replace such coupon by issuing a new security in exchange for the security to which such coupon appertains. In the case of a destroyed, lost or stolen security or coupon, the Trustee and Ameritech Capital may require an indemnity at the expense of the holder of such security or coupon before a replacement security will be issued. (Section 306)

Governing Law

  Illinois law (without regard to principles of conflicts of law) governs the Indenture, the debt securities and the guarantees. The interest rate on the debt securities will not exceed the maximum rate permitted by Illinois law as it may be modified by United States law of general application. Under present Illinois law, no maximum rate of interest would apply to the debt securities.

Concerning the Trustee

  We maintain banking relationships in the ordinary course of business with the Trustee. The Trustee also serves as indenture trustee under other unsecured indentures entered into with other subsidiaries of Ameritech. The Trustee has a commitment under a revolving credit facility available to Ameritech.

  Under the Indenture, the Trustee is required to transmit annual reports to all holders of debt securities regarding its eligibility and qualifications as Trustee and certain related matters. (Section 703)

                              Plan of Distribution

  We may sell the debt securities being offered hereby:

  . directly to purchasers;
  . through agents;
  . through underwriters;
  . through dealers; or
  . through a combination of any such methods of sale.

  The distribution of the debt securities may be effected from time to time in one or more transactions:

  . at a fixed price or prices, which may be changed;
  . at market prices prevailing at the time of sale;
  . at prices related to such prevailing market prices; or . at negotiated prices, and may include delayed delivery arrangements providing for payment and delivery at a future date.

  We may directly, or through agents we designate, solicit offers to purchase debt securities. The names of the agents and the terms of the transactions will be set forth in the prospectus supplement or a pricing supplement. Unless otherwise indicated in the prospectus supplement or in a pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If an underwriter or underwriters are used in a sale of debt securities, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities.

  If a dealer is used in a sale of debt securities, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale.

  The prospectus supplement will describe the method of distribution of the debt securities. In connection with a sale of debt securities, underwriters may receive compensation from Ameritech Capital and/or from purchasers of debt securities in the form of discounts, concessions, commissions or otherwise. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or compensation from the purchasers. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any compensation they receive from Ameritech Capital and any profit they receive on the resale of debt securities may be deemed to be underwriting compensation under the Securities Act of 1933, as amended (the "Securities Act"). Any such underwriter or agent will be identified, and any such compensation or dealer concession will be described, in the prospectus supplement or in a pricing supplement.

  Underwriters, dealers, agents, and other persons may be entitled, under agreements which may be entered into with us, to indemnification against, or contribution with respect to, certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and their affiliates may be customers of, engage in transactions with, or perform services for, Ameritech Capital, Ameritech or subsidiaries of Ameritech in the ordinary course of business.

                                    Experts

  The consolidated financial statements and financial statement schedule of Ameritech and its subsidiaries included and incorporated by reference in Ameritech's annual report on Form 10-K for the year ended December 31, 1997 and as part of Exhibit 99 to Ameritech's Current Report on Form 8-K dated February 18, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in the reports of such firm. The consolidated financial statements and financial statement schedule referred to above are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

                                 Legal Opinions

  Winston & Strawn, Chicago, Illinois, will pass upon certain matters relating to the legality of the debt securities and the guarantees for Ameritech Capital and Ameritech and Mayer, Brown & Platt, Chicago, Illinois, will pass upon certain matters for the agents or underwriters, if any. Mayer, Brown & Platt from time to time acts as counsel in certain matters for Ameritech and certain of its subsidiaries.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Securities and Exchange Commission Filing Fee................  $278,000*
       Rating Fees..................................................    28,000
       Fees and Expenses of Trustee.................................     7,500
       Blue Sky Fees and Expenses...................................     5,000
       Printing and Distributing Registration Statement, Prospectus,
        Prospectus Supplement, Indenture and Miscellaneous Materi-
        al..........................................................    39,000
       Accountants' Fees............................................    32,500
       Legal Fees & Expenses........................................    35,000
       Miscellaneous................................................     6,250
                                                                      --------
           Total....................................................  $431,250
                                                                      ========

      --------
             *Actual. All other amounts are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers of Ameritech and Ameritech Capital in certain circumstances.

      Article Seventh of the Certificate of Incorporation of Ameritech provides that Ameritech shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of Ameritech), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Ameritech, against any liability or expense actually and reasonably incurred by such person in respect thereof.

      Each of Article VI of the By-laws of Ameritech and Article VII of the By-laws of Ameritech Capital provides that such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that he (i) is or was a director, stockholder or stockholder representative (with respect to Ameritech Capital), officer, employee or agent of such corporation or (ii) is or was serving at the request of such corporation as a director, stockholder or stockholder representative (with respect to Ameritech Capital), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Furthermore, each of Ameritech and Ameritech Capital shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation to procure a judgment in its favor by reason of the fact that he (i) is or was a director, officer, employee or agent of such corporation, or (ii) is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Article Twelfth of the Certificate of Incorporation of Ameritech provides that directors of such corporation shall have no personal liability to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. Article 8 of the Certificate of Incorporation of Ameritech Capital provides that stockholders (or stockholder representatives) of such corporation shall have no personal liability to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a stockholder, except (i) for any breach of a stockholder's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which a stockholder derived an improper personal benefit.

      The directors and officers of Ameritech and the officers and former directors of Ameritech Capital are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by Ameritech and Ameritech Capital.

      AT&T Corp. ("AT&T") has agreed to indemnify and hold harmless any director or officer of a regional holding company (including Ameritech) or any Bell telephone operating company, or any AT&T officer who has been designated to act on behalf of a regional holding company who is made, or threatened to be made, a party to an action or proceeding because of such officer's or director's involvement in the implementation of the Modification of Final Judgment or Plan of Reorganization (entered into in connection with the court-approved divestiture of certain assets of AT&T effective January 1, 1984) against judgments, amounts paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or an appeal therein, to the extent permitted by applicable law, where such officer or director cannot legally be indemnified by the regional holding company or any Bell telephone operating company on whose behalf he acted, and to the extent such officer or director is not reimbursed by the Bell System Officers and Directors Liability Insurance or other insurance obtained by the regional holding company or Bell Communications Research, Inc.

      Any agents, dealers or underwriters who execute any of the agreements filed as exhibits to this Registration Statement will agree to indemnify the directors of Ameritech and the officers of Ameritech and Ameritech Capital who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, with respect to information furnished to Ameritech and Ameritech Capital by or on behalf of such agent, dealer or underwriter.

ITEM 16. EXHIBITS.

  The following exhibits are filed herewith or incorporated herein by reference. Documents indicated by an asterisk (*) have been previously filed and are incorporated herein by reference to the File No. indicated:

      *1-a.    --Form of Selling Agency Agreement relating to the debt securities of
                Ameritech Capital. (File No. 33-60067, Form S-3, Exhibit 1-a)
      *1-b.    --Form of Underwriting Agreement to be executed in connection with the debt securities of Ameritech Capital. (File No. 33-60067, Form S-3,
                Exhibit 1-b)
      *4.      --Indenture dated as of October 1, 1997 among Ameritech Capital Funding
                Corporation, Ameritech Corporation and Bank One, NA (successor to Harris
                Trust and Savings Bank), as Trustee (the "Indenture"). The form of the guarantee of Ameritech to be endorsed on each of the debt securities is set forth in Section 311 of the Indenture. Forms of the debt securities are attached as Exhibits A and B to the form of Indenture. The form or forms of debt securities with respect to each particular series of debt securities registered hereunder that differ materially from the forms of the debt securities filed as a part of the Indenture will be filed as an exhibit to a Current Report on Form 8-K of Ameritech and incorporated herein by reference or otherwise made a part hereof. (File No. 333-43179,
                Form S-3, Exhibit 4)
       5.      --Opinion of Winston & Strawn as to the legality of the debt securities to be issued.
       8.      --Opinion of Winston & Strawn re: tax matters.
     *12.      --Computation of Ratio of Earnings to Fixed Charges. (File No. 1-8612,
                Ameritech's Current Report on Form 8-K dated February 18, 1999, Exhibit
                12)
     23-a.     --Consent of Arthur Andersen LLP, independent public accountants.
     23-b.     --Consents of counsel are contained in the opinions of counsel filed as
                Exhibits 5 and 8, respectively.
     24.       --Powers of Attorney.
     25.       --Statement of Eligibility of Trustee.

ITEM 17. UNDERTAKINGS.

      Ameritech and Ameritech Capital hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Ameritech's Annual Report pursuant to Section 13(a) or
    Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Ameritech and Ameritech Capital pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, Ameritech and Ameritech Capital have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ameritech or Ameritech Capital of expenses incurred or paid by a director, officer, or controlling person of Ameritech or Ameritech Capital in the successful defense of any action, suit, or proceeding) is asserted against Ameritech or Ameritech Capital by such director, officer, or controlling person in connection with the securities being registered, Ameritech and Ameritech Capital will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Ameritech and Ameritech Capital hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the
              Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Ameritech pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Ameritech and Ameritech Capital hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Ameritech Corpo-ration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Chicago, State of Illinois, on the 2nd day of March, 1999.

                                          Ameritech Corporation

                                                 /s/ Richard W. Pehlke
                                          By___________________________________
                                                     Richard W. Pehlke,
                                               Vice President and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

   /s/ Richard C. Notebaert
-----------------------------------
       Richard C. Notebaert,
 Chairman of the Board, President
                and
      Chief Executive Officer

Principal Financial Officer:

      /s/ Oren G. Shaffer
-----------------------------------
          Oren G. Shaffer,
Executive Vice President and Chief
         Financial Officer

Principal Accounting Officer:

     /s/ Barbara A. Klein
-----------------------------------
         Barbara A. Klein,
  Vice President and Comptroller

Directors:

  D. C. Clark*           J. B. McCoy*
  M. R. Goodes*          R. C. Notebaert*
  H. H. Gray*            J. D. Ong*
  J. A. Henderson*       A. B. Rand*
  S. B. Lubar*           L. D. Tyson*
  L. M. Martin*          J. A. Unruh*
  A. C. Martinez*

     /s/ Richard W. Pehlke
  *By____________________________
         Richard W. Pehlke
         Attorney-in-Fact

Dated: March 2, 1999

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Ameritech Capital Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 2nd day of March, 1999.

                                          Ameritech Capital Funding
                                           Corporation

                                                 /s/ David A. Dohnalek
                                          By___________________________________
                                               David A. Dohnalek, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
      /s/ David A. Dohnalek
-------------------------------------
    David A. Dohnalek, President

Principal Financial Officer:

      /s/ F. Arthur Naranjo
-------------------------------------
  F. Arthur Naranjo, Vice President
                 and
       Chief Financial Officer

Principal Accounting Officer:

      /s/ F. Arthur Naranjo
-------------------------------------
  F. Arthur Naranjo, Vice President
                 and
       Chief Financial Officer

Sole Shareholder Acting in Lieu of Board of Directors:**

  Ameritech Corporation

    /s/ Richard W. Pehlke
  By_____________________________
        Richard W. Pehlke,
        Vice President and
            Treasurer

**Pursuant to Delaware close corporation law and Ameritech Capital Funding
 Corporation's Certificate of Incorporation, Ameritech Corporation, as the sole shareholder of Ameritech Capital Funding Corporation, acts in lieu of any board of directors.

Dated: March 2, 1999

                                 EXHIBIT INDEX

  Documents indicated by an asterisk (*) have been previously filed and are incorporated herein by reference to the File No. indicated:

                                                                     Sequential
  Exhibit                                                               Page
  Number                     Document Description                      Number
  -------                    --------------------                    ----------
 *1-a.     --Form of Selling Agency Agreement relating to the debt
            securities of Ameritech Capital. (File No. 33-60067,
            Form S-3, Exhibit 1-a)
 *1-b.     --Form of Underwriting Agreement to be executed in
            connection with the debt securities of Ameritech
            Capital. (File No. 33-60067, Form S-3, Exhibit 1-b)
 *4.       --Indenture dated as of October 1, 1997 among Ameritech
            Capital Funding Corporation, Ameritech Corporation and
            Bank One, NA (successor to Harris Trust and Savings
            Bank), as Trustee (the "Indenture"). The form of the
            guarantee of Ameritech to be endorsed on each of the
            debt securities is set forth in Section 311 of the
            Indenture. Forms of the debt securities are attached
            as Exhibits A and B to the form of Indenture. The form
            or forms of debt securities with respect to each
            particular series of debt securities registered
            hereunder that differ materially from the forms of the
            debt securities filed as a part of the Indenture will
            be filed as an exhibit to a Current Report on Form 8-K
            of Ameritech and incorporated herein by reference or
            otherwise made a part hereof. (File No. 333-43179,
            Form S-3, Exhibit 4)
  5.       --Opinion of Winston & Strawn as to the legality of the
            debt securities to be issued.
  8.       --Opinion of Winston & Strawn re: tax matters.
 *12.      --Computation of Ratio of Earnings to Fixed Charges.
            (File No. 1-8612, Ameritech's Current Report on Form
            8-K dated February 18, 1999, Exhibit 12)
 23-a.     --Consent of Arthur Andersen LLP, independent public
            accountants.
 23-b.     --Consents of counsel are contained in the opinions of
            counsel filed as Exhibits 5 and 8, respectively.
 24.       --Powers of Attorney.
 25.       --Statement of Eligibility of Trustee.